As filed with the Securities and Exchange Commission on November 16, 2007

File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA HOLDINGS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	61-1533071

(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

33 Riverside Avenue, 5th Floor
Westport, CT 06880
(203) 226-6288

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul K. Kelly, Chief Executive Officer
China Holdings Acquisition Corp.
33 Riverside Avenue, 5th Floor
Westport, CT 06880
(203) 226-6288

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq.	Ann F. Chamberlain, Esq.
Loeb & Loeb LLP	Bingham McCutchen LLP
345 Park Avenue	399 Park Avenue
New York, New York 10154	New York, New York 10022
(212) 407-4935	(212) 705-7000
Fax: (212) 214-0706	Fax: (212) 752-5370

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-145085

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE
			Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate
Title of Each Class Of Security Being	Being	Offering Price	Offering	Amount Of
Registered	Registered(1)	Per Security(2)	Price(2)	Registration Fee
Units, each consisting of one share of
common stock, $0.001 par value,
and one Warrant(3)	2,300,000	$10.00	$23,000,000	$706.10
Common stock included as part of the
units(3)	2,300,000	—	—	--(4)
Warrants included as part of the Units(3)	2,300,000	—	—	--(4)

Common Stock underlying the Warrants
included in the Units	2,300,000	$7.50	$17,250,000	$529.58
Total			$40,250,000	$1,235.68

(1)	Pursuant to Rule 416, there are also being registered such number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Includes 300,000 units, and 300,000 shares of common stock and 300,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.
(4)	No fee pursuant to Rule 457(g).

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

     This Registration Statement on Form S-1 is being filed with respect to the registration, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of 2,300,000 additional units, each unit consisting of one share of common stock, par value $0.001 per share, and one warrant entitling the holder thereof to purchase one share of common stock, and the 2,300,000 shares of common stock and 2,300,000 warrants underlying such units, of China Holdings Acquisition Corp. (the “Registrant”), a Delaware corporation, including 300,000 units that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-145085) (the “Prior Registration Statement”), initially filed by the Registrant on August 3, 2007 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 15, 2007. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registrant's Registration Statement on Form S-1, as amended (File No. 333-145085), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.2	Consent of Goldstein Golub Kessler LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 2007.

CHINA HOLDINGS ACQUISITION CORP.

By:	/s/ Paul K. Kelly
Paul K. Kelly, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
	Chairman of the Board of Directors and Chief	November 15, 2007
/s/ Paul K. Kelly	Executive Officer
Paul K. Kelly	(Principal Executive and Financial Officer)

/s/ James D. Dunning, Jr.	President and Director	November 15 , 2007
James D. Dunning, Jr.

/s/ Alan G. Hassenfeld	Director	November 15 , 2007
Alan G. Hassenfeld

/s/ Gregory E. Smith	Director	November 15 , 2007
Gregory E. Smith

	Director	November 15 , 2007
Xiao Feng

/s/ Cheng Yan Davis	Director	November 15 , 2007
Cheng Yan Davis